As  filed  with  the  Securities  and  Exchange Commission  on  October 11, 2006
                                                   Registration  No.  333-136215

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        NANO HOLDINGS INTERNATIONAL, INC.
    -------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

         Delaware                       2080                      20-3724068
  ---------------------           ----------------             ---------------
 (State or jurisdiction          (Primary Standard              (IRS Employer
  of incorporation or                Industrial                 Identification
      organization)                Classification                     No.)
                                    Code Number)


                                1640 Terrace Way
                         Walnut Creek, California 94597
                                 (925) 938-0406
 -------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

                David Rector, President & Chief Executive Officer
                                1640 Terrace Way
                         Walnut Creek, California 94597
                                 (925) 938-0406

   ---------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 Copies  to:


             David M. Loev,                            John S. Gillies
     David M. Loev, Attorney at Law             David M. Loev, Attorney at Law
     6300 West Loop South, Suite 280     &     6300 West Loop South, Suite 280
         Bellaire, Texas 77401                      Bellaire, Texas 77401
         Phone: (713) 524-4110                      Phone: (713) 524-4110
         Fax: (713) 524-4122                        Fax: (713) 456-7908

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).


CALCULATION OF REGISTRATION FEE

   Title of Each        Amount Being       Proposed Maximum        Proposed Maximum        Amount of
Class of Securities        Being           Price Per Share(1)     Aggregate Price(2)     Registration
 To be Registered        Registered                                                           Fee
-----------------------------------------------------------------------------------------------------
Common Stock             1,782,500             $ 0.10               $ 178,250               $ 19.07
$0.001 par value

-----------------------------------------------------------------------------------------------------
   Total                 1,782,500             $ 0.10               $ 178,250               $ 19.07


(1) The offering price is the stated, fixed price of $0.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                        NANO HOLDINGS INTERNATIONAL, INC.
                   RESALE OF 1,782,500 SHARES OF COMMON STOCK

     The selling stockholders listed on page 37 may offer and sell up to 1,782,500 shares of our Common Stock under this Prospectus for their own account.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

      A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is nor permitted.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE  DATE  OF  THIS  PROSPECTUS  IS     ,  2006
                                                ---


                                TABLE OF CONTENTS

Prospectus Summary                                                            5
Summary Financial Data                                                        7
Risk Factors                                                                  9
Use of Proceeds                                                              15
Dividend Policy                                                              15
Legal Proceedings                                                            15
Directors, Executive Officers, Promoters, Control Persons and Significant
  Employees                                                                  16
Security Ownership of Certain Beneficial Owners and Management               18
Interest of Named Experts and Counsel                                        18
Indemnification of Directors and Officers                                    19
Description of Business                                                      20
Management's Discussion and Analysis of Financial Condition and Results of
  Operations                                                                 24
Description of Property                                                      32
Certain Relationships and Related Transactions                               33
Executive Compensation                                                       33
Changes in and Disagreements with Accountants on Accounting and Financial
  Disclosure                                                                 34
Descriptions of Capital Stock                                                34
Shares Available for Future Sale                                             35
Plan of Distribution and Selling Stockholders                                36
Market for Common Equity and Related Stockholder Matters                     41
Additional Information                                                       41
Legal Matters                                                                41
Financial Statements                                                         F-1
Part II                                                                      43

PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the Prospectus. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us,"
"our," "Company," and "Nano" refer to Nano Holdings International, Inc., a Delaware corporation, and its wholly owned Florida subsidiary, Sunshine Group, LLC, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Nano Holdings International, Inc.

     Through our wholly owned subsidiary, Sunshine Group, LLC, a Florida limited liability company, we sell party and alcoholic drinking supplies including gelatin shot mixes, shot glasses, flavored sugar and salts, and various other drinking containers and paraphernalia, as described in greater detail below under "Description of Business."

     We have generated only limited revenues since our inception and have incurred substantial losses. These factors have led to our auditors expressing substantial doubt as to whether we will be able to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct our operations and/or obtain additional sources of capital and financing.

     A total of 330,000 of the shares of Common Stock offered herein by the selling shareholders were purchased by the selling shareholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933 for $0.01 US per share, in June 2006, and 1,452,500 of the shares of Common Stock offered herein by the selling shareholders were issued to the selling shareholders in consideration for the transfer of 100% of the ownership interests in Sunshine, a Florida limited liability company, and our current wholly owned subsidiary in December 2005.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

                            SUMMARY OF THE OFFERING:
                            ------------------------


COMMON STOCK OFFERED:                 1,782,500 shares by selling stockholders

COMMON STOCK OUTSTANDING
    BEFORE THE OFFERING:              7,030,000 shares

COMMON STOCK OUTSTANDING
    AFTER THE OFFERING:               7,030,000 shares

USE OF PROCEEDS:                      We  will  not receive  any  proceeds  from
                                      the  shares  offered  by  the  selling
                                      stockholders.  See  "Use  of  Proceeds."

NO  MARKET:                           No assurance is  provided  that  a  market
                                      will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

PRINCIPAL EXECUTIVE OFFICES ADDRESS:  1640 Terrace Way Walnut Creek,
                                      California 94597

EXECUTIVE OFFICE TELEPHONE NUMBER:    (925)  938-0406











                  [Remainder of page left intentionally blank.]

                             SUMMARY FINANCIAL DATA

     You should read the summary financial information presented below for the year ended December 31, 2005 and the three and six months ended June 30, 2006. We derived the summary financial information from our audited financial statements for the period from December 31, 2005 and 2004, and our unaudited financial statements for the three and six months ended June 30, 2006 and 2005, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.


                         SUMMARY STATEMENT OF OPERATIONS
                         -------------------------------

                              Three Months Ended     Six Months Ended       Year Ended
                                June 30, 2006         June 30, 2006     December 31, 2005
                              ------------------     ---------------    -----------------
REVENUES

   Production Sales           $           38,595     $        69,134    $          46,984
   Cost of Goods Sold                     24,180              42,445              (45,840)
                              ------------------     ---------------    -----------------

             Gross Margin                 14,415              42,445                1,144

EXPENSES


   General and Administrative             62,891             114,084               85,885
                              ------------------     ---------------    -----------------

         Total Expenses                   62,891             114,084               85,885
                              ------------------     ---------------    -----------------

            Loss from Operations         (48,476)            (87,395)             (84,741)


OTHER EXPENSES

    Interest Expense                       2,500               4,756                  561
                              ------------------     ---------------    -----------------

            Net Loss          $          (50,976)    $       (92,151)   $         (85,302)
                              ==================     ===============    =================




                              SUMMARY BALANCE SHEET
                              ---------------------

                                            As of                     As of
                                        June 30, 2006          December 31,2005
                                        -------------          ----------------
ASSETS
  Cash                                  $      26,227           $        20,483
  Accounts receivable, net                     22,447                     4,319
  Inventory                                     9,096                         -
                                        -------------           ---------------

     Total Current Assets                      57,770                    24,802
                                        -------------           ---------------

  Property and equipment, net                   3,695                         -
                                        -------------           ---------------

  Total other assets                            1,002                         -
                                        -------------           ---------------

      TOTAL ASSETS                      $      62,467           $        24,802
                                        =============           ===============

LIABILITIES
  Accounts payable                      $      17,783           $         4,523
                                        -------------           ---------------

      Total Current Liabilities                17,783                     4,523
                                        -------------           ---------------

  Notes payable and accrued interest          105,317                    50,561
                                        -------------           ---------------

      TOTAL LIABILITIES                       123,100                    55,084
                                        -------------           ---------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred Stock, $0.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                 -                     -

  Common Stock, $0.001 par value,
    75,000,000 shares authorized,
    6,600,000 shares issued
    and outstanding                             6,600                 6,600
  Additional Paid in Capital                  182,390                48,920
  Accumulated Deficit                        (249,953)              (85,802)
                                        -------------           -----------

      Total Stockholders' Equity
                  (Deficit)                   (60,633)              (30,282)
                                        -------------           -----------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                 $      62,467           $    24,802
                                        =============           ===========


RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "Nano", and words of similar meaning in these Risk Factors refer to the Company):

WE  MAY  NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN WITHOUT ADDITIONAL FINANCING.

We depend to a great degree on the ability to attract external financing in order to conduct our business activities and in order that we have sufficient cash on hand to expand our operations. We are currently funded solely by our shareholders and we believe that we can continue our business operations for approximately the next twelve months with the funds we receive through sales of our products and the $26,227 of cash on hand we had as of June 30, 2006. If we are unable to generate sufficient revenues to support our operations and/or fail to raise additional funds after the twelve months which we currently believe we will be able to continue our operations, we may be forced to abandon our current business plan. If you invest in us and we are unable to raise the required funds, your investment could become worthless.

WE WILL REQUIRE APPROXIMATELY $105,000 PRIOR TO JULY 31, 2007, TO REPAY AMOUNTS WE OWE UNDER OUTSTANDING NOTES PAYABLE, WHICH FUNDS WE DO NOT CURRENTLY HAVE.

Jenadosa Holding Limited ("Jenadosa"), loaned us $50,000 on November 20, 2005, $50,000 on February 14, 2006 and $5,000 on August 21, 2006, which loans are evidenced by promissory notes. The promissory notes bear interest at the rate of 10% per annum until paid and all principal and accrued and unpaid interest under the promissory notes is due and payable by us on July 31, 2007. We do not currently have sufficient cash on hand to repay the $105,000 (not including any accrued and unpaid interest) owed under the promissory notes with Jenadosa. If we are unable to generate a sufficient amount of net income to provide us enough funds to repay the notes prior to July 31, 2007, we may be forced to raise additional funds through the sale of equity or debt securities, which could cause substantial dilution to our existing shareholders. As a result, if we fail to generate sufficient net income to repay our outstanding promissory notes with Jenadosa, the value of our securities, if any, could decline in value or become worthless.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO WHETHER OUR COMPANY CAN CONTINUE AS A GOING CONCERN.

We have generated only limited revenues since our inception and have incurred substantial losses. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct its operations and/or obtain additional sources of capital and financing.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY.

We lack an operating history which investors can use to evaluate our previous earnings, as we were only incorporated in April 2004. Therefore, an investment in us is risky because we have no business history and it is hard to predict what the outcome of our business operations will be in the future.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We  rely  heavily  on  our  Chief  Executive  Officer,  Chief Financial Officer,
Secretary, Treasurer and Director, David Rector, as well as the President of Sunshine, Marion R. "Butch" Barnes. Their experience and input create the foundation for our business and they are responsible for the directorship and control over our products. We do not currently have an employment agreement or "key man" insurance policy on either Mr. Rector or Mr. Barnes. Moving forward, should we lose the services of Mr. Rector or Mr. Barnes, for any reason, we will incur costs associated with recruiting replacements and delays in our operations. If we are unable to replace either Mr. Rector or Mr. Barnes with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan. As a result of this, your investment in us could become devalued.

WE FACE INTENSE COMPETITION FOR OUR PRODUCTS AND AS A RESULT, WE MAY BE UNABLE TO COMPETE IN THE MARKET FOR PARTY AND ALCOHOLIC DRINKING MIXES AND SUPPLIES.

The market for party drinks, drink mixes and drinking supplies is highly competitive and fragmented. The Company expects competition to intensify in the future. We compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources than those presently available to us. Numerous well-established companies are focusing significant resources on providing party drinks, drink mixes and drinking supplies that will compete with our services. No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for its products, will not rise. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on tour business, results of operations and financial condition.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS, SO IT WILL BE DIFFICULT TO SEEK DAMAGES FROM OUR OFFICERS AND/OR DIRECTORS IN A LAWSUIT.

Our Bylaws provide that our officers and Directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our officers and Directors for liabilities incurred in connection with their good faith acts on our behalf. Additionally, such an indemnification payment on behalf of our officers and/or Directors may deplete our assets. Investors who have questions respecting the fiduciary obligations of our officers and Directors should consult with their own independent legal counsel prior to making an investment in us. Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

WE HAVE A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BE DIFFICULT TO EVALUATE OUR CHANCES FOR SUCCESS.

We were formed as a Delaware corporation on April 16, 2004. From April 16, 2004 until December 31, 2005, the date we acquired Sunshine Group, LLC, we had limited operations. While we have had a limited volume of sales to date, we can provide no assurances that our sales will increase in the future and/or that our sales will not decline in the future. Although we feel that our results of operations are encouraging, we are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of drinking mixes and supplies, such as ours, may have difficulty in continuing in the highly competitive beverage and drink mix industry, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

WE FACE A RISK OF A CHANGE IN CONTROL DUE TO THE FACT THAT OUR CURRENT SOLE OFFICER AND DIRECTOR DOES NOT OWN A MAJORITY OF OUR OUTSTANDING COMMON STOCK.

Our current officer and Director, David Rector, owns 100,000 shares of our common stock, representing only 1.4% of our outstanding common stock and can therefore not exercise majority voting control over us. As a result, our shareholders who are not officers and Directors of us are able to obtain a majority of voting shares, which would allow such shareholders to choose who serves as our Director(s). Because of this, Mr. Rector may not be reappointed by our shareholders when he is up for re-election and/or may be replaced by another individual or individuals, and such replacement would be outside of Mr. Rector's control. If that were to happen, our new management could affect a change in our business focus and/or curtail or abandon our business operations, which in turn could cause the value of our securities, if any, to decline.

DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS AND/OR HAVE RIGHTS AND PREFERENCES GREATER THAN THE COMMON STOCK OFFERED IN THIS PROSPECTUS.

Pursuant to our Certificate of Incorporation, we have 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock authorized. As of the filing of this Registration Statement, we have 7,030,000 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of Common Stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders. Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of Common Stock offered in this Prospectus. As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our Common Stock, which may cause substantial dilution to our then Common Stock shareholders and/or have other rights and preferences greater than those of our Common Stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of Common Stock and Preferred Stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of Common Stock and/or Preferred Stock, may cause the value of our securities to decrease and/or become worthless.

EFFECT OF UNFAVORABLE PUBLICITY FOR OUR PRODUCTS, OTHER DRINK MIX PRODUCTS, OR THE ALCOHOLIC DRINK MARKET AS A WHOLE.

We believe that the market for our products will be affected by national media attention regarding the consumption of alcoholic beverages as a whole. Future publicity regarding the potential effects of the daily consumption and/or excess consumption of alcoholic beverages could have a material adverse effect on our sales and marketing efforts. If we or other drink mix suppliers, and/or alcoholic beverage suppliers were to suffer adverse media attention, it could cause the value of our common stock to decrease, and could lead to any investment you have in us becoming worthless.

EFFECT OF GOVERNMENT REGULATIONS ON OUR FUTURE PRODUCTS AND POTENTIAL LEGAL PROCEEDINGS SUCH CHANGES IN REGULATIONS COULD CREATE.

The manufacturing, packaging, labeling, advertising, distribution and sale of our products and mixes are subject to regulation by federal, state and local agencies, the most active of which is the U.S. Food and Drug Administration (the "FDA"). While we currently believe that our operations fully comply with all FDA rules and regulations, there can be no assurance that the FDA will not enact stricter rules and regulations in the future. There can be no assurance, that if FDA rules are enacted, that we will be able to comply with them without incurring material expenses. Additionally, any additional products we may choose to distribute in the future, if any, will likely be regulated by federal, state and local agencies as well, including the FDA. Currently all of our drink mix ingredients have previously passed FDA approval, however there can be no assurance that such ingredients will continue to be approved by the FDA. If any of our ingredients were found in the future to be harmful by the FDA, we could be forced to change the ingredients in our products and/or may face legal proceedings in connection with the defense of any customers who claim they were harmed by such ingredients. If this were to happen we could be forced to abandon or curtail our business plan. Additionally, if stricter regulations are enacted in the future and we are unable to meet these new laws or regulations, any investment in our securities could become worthless.

OUR  SALES EXPERIENCE LARGE FLUCTUATIONS DUE TO THE SEASONALITY OF OUR PRODUCTS.

We generally experience greater sales in the spring and summer, as in our opinion, there are a greater number of individuals consuming alcoholic beverages during the spring and summer months, due to the fact that schools are on spring break and summer vacations during those months. As such, our results of operations for any one quarter may not be indicative of the results of operations for any other quarter and/or our yearly results of operations.

WE  DO  NOT  CURRENTLY  HAVE  A PUBLIC MARKET FOR OUR SECURITIES.  IF THERE IS A
MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our Common Stock. After this Registration Statement becomes effective, we hope to trade our securities on the OTC Bulletin Board. However, we can make no assurances that there will be a public market for our Common Stock in the future. If there is a market for our Common Stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)  actual  or  anticipated  variations  in  our  results  of  operations;

     (2)  our  ability  or  inability  to  generate  new  revenues;

     (3)  increased  competition;  and

     (4) conditions and trends in the market for alcohol and alcohol related services, bars and other establishments which sell alcoholic beverages.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Once our Common Stock is listed on the OTC Bulletin Board, it is likely that it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $4.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

                                 DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our future earnings, if any, to finance our operations and future growth of which there can be no assurance, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.


                                LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.


                  [Remainder of page left intentionally blank.]

                         DIRECTORS, EXECUTIVE OFFICERS,
              PROMOTERS, CONTROL PERSONS AND SIGNIFICANT EMPLOYEES

     The following table sets forth the name, age and position of our director and executive officer, as well as the material officer of Sunshine, our wholly owned subsidiary:

     NAME                   AGE                         POSITION
     ----                   ---                         --------

  David Rector               59             Chief Executive Officer, President,
                                            Principal  Accounting  Officer,
                                            Secretary,  Treasurer  and Director

Marion R. "Butch" Barnes     63             President  of  Sunshine

              -------------------------------------

DAVID  RECTOR
-------------


Mr. Rector has served as our Chief Executive Officer, President, Principal Accounting Officer, Secretary, Treasurer and Director since April 19, 2004. Mr. Rector does not have an employment agreement with us and does not receive compensation for his services to us, other than the 100,000 restricted shares of common stock which he was issued during the six months ended June 30, 2006, in consideration for services rendered. Since August 2005, Mr. Rector has been employed as the Chief Operating Officer of Nanoscience Technologies, Inc. Mr. Rector had previously served as President and Chief Executive Officer of
Nanoscience from June 2004 to August 2005. Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From January 1995 until June 1995, Mr. Rector served as the General Manger of the Consumer Products Division of Bemis-Jason Corporation. Mr.
Rector was employed by Sunset Designs Inc., a manufacturer and marketer of consumer product craft kits from June 1980 until June 1985. From June 1983 until June 1985, Mr. Rector served as President and General Manager of Sunset, from August 1981 until May 1985, Mr. Rector served as an Administrative and International Director of Sunset, and from June 1980 until August 1981, Mr. Rector served as Group Product Manager for Sunset.


Additionally, Mr. Rector currently serves on the Board of Directors of the following companies:

                  Name                                    Director  Since
     ----------------------------------------------       ---------------
     Senesco  Technologies,  Inc.  (AMEX:SNT)             February  2002
     Nanoscience  Technologies,  Inc.  (OTCBB:NANS)       May  2004
     Superior  Galleries,  Inc.  (OTCBB:SPGR)             May  2003
     Callkey  International  Inc.  (PINKSHEETS:CKYI)      March  2006

As a result, the amount of time that Mr. Rector has to devote to our activities may be limited. Mr. Rector currently spends approximately 10 hours per week working for us on Company matters and works full-time for Nanoscience.



Mr. Rector obtained his Bachelors Degree in Business Administration from Murray State University in 1969.

MARION  R."BUTCH"  BARNES
-------------------------


Mr. Barnes has served as the President of Sunshine Group, LLC, our wholly owned subsidiary since Sunshine was formed in June 2002. Mr. Barnes does not have an employment agreement with us and does not receive a salary from us. From approximately October 1996 until June 2002, Mr. Barnes was employed as President of Unified Beverage Group, LLC ("UBG"), which produces Dos Toros Cerveza. While at UBG, Mr. Barnes was in charge of distribution of their products. From October 1996 to June 1977, Mr. Barnes served as a market consultant and as brand development manager with Markstein Enterprises, in Danville, California, which had multiple Miller Beer distributorships throughout California. From August 1967 until October 1977, he served as western regional manager of Bacardi Imports in Miami, Florida.


Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

EMPLOYEES

We currently have two (2) full-time employees, Marion R. "Butch" Barnes, the President of Sunshine and Robert Barnes, Sunshine's promotions and Internet sales manager, who is the son of Marion R. "Butch" Barnes. Additionally, David Rector, our sole officer and Director spends approximately ten (10) hours per week on Company matters.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of October 1, 2006 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                            Beneficially  Owned
                                            Prior  to  Offering
 Name  and  Address  of               -------------------------------
   Beneficial  Owner                    Shares             Percent(1)
------------------------              -----------          ----------

    David Rector (2)                     100,000               1.4%
   1640 Terrace Way
    Walnut Creek,
   California 94597

Viking Investment Group II, Inc. (3)   3,000,000              42.7%
488 Madison Avenue-12th Floor
  New York, New York

Marion  R.  "Butch"  Barnes            2,047,500              29.1%
  709  Martinique  Ct.
Orange  Park,  Florida  32073

  William  D.  Blanchard               1,039,500              14.8%
    313  Gatefield  Dr.
Wilmington, North Carolina 28412

=================================     ===========          ==========

All  the  officers  and  directors       100,000               1.4%
       of  the  Company
  as  a  group  (1  Person)


(1)     Based  on  7,030,000  shares  outstanding  as  of  October  1,  2006.


(2) Mr. Rector is our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and sole Director.

(3) The Beneficial owner of Viking Investment Group II, Inc. is Ian Markofsky, the President of Viking Investment Group II, Inc.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

This Form SB-2 Registration Statement was prepared by our counsel, David M. Loev, Attorney at Law, who beneficially owns 100,000 shares of our common stock, representing approximately 1.4% of our outstanding common stock, which shares were issued to Mr. Loev in consideration for legal services rendered to us in connection with our formation.

EXPERTS

The consolidated balance sheet of Nano Holdings International Inc., as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, included in this Prospectus have been audited by Moore & Associates Chartered, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law and our Certificate of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or
(b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Other than discussed above, neither our Bylaws nor our Certificate of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS
HISTORY

We were incorporated as Nano Holdings International, Inc. in Delaware on April 16, 2004. We have 85,000,000 shares of stock authorized, representing 75,000,000 shares of Common Stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value.

On December 15, 2005, we entered into a Share Exchange Agreement with Sunshine Group, LLC, a Florida, limited liability company, whereby we exchanged 3,500,000 newly issued shares of our restricted common stock for 100% of the outstanding membership units of Sunshine. The acquisition or Sunshine was an arms length transaction, with the exchange rate of the exchange determined by the mutual agreement of us and Sunshine based on the estimated value of Sunshine. Since that time, Sunshine has been our wholly owned subsidiary. We run all of our operations through Sunshine, and unless otherwise stated, all references to Nano Holdings International, Inc. herein include the operations of Sunshine.

We have a webpage which describes our products and through which customers can purchase our products at http://www.shotskis.com (and/or www.bombshots.com), which includes information which we do not which to be included in this prospectus.

Through Sunshine, we sell party and drinking supplies including gelatin shot mixes, shot glasses, flavored sugar and salts, and various other drinking containers and paraphernalia including:

     o Gelatin Shooters - Our Gelatin Shooter drink mixes, which customers can mix with water and alcohol to create Jello shots for consumption in bars or at individual customers homes. We currently offer gelatin shooters in the following cocktail flavors: Sex on the Beach, Purple Hooter, Margarita, Mai Tai, Pina Colada and Kamikaze. We do not sell alcoholic beverages, but instead our powdered Gelatin
          Shooter drink mixes are intended to be combined with alcoholic or non-alcoholic beverages to create flavored gelatin shooters, which are then intended to be eaten once hardened. We believe that our Gelatin Shooters will be popular with individuals as well as bar owners because the Gelatin Shooters themselves do not compete with other alcoholic beverages, but act instead as an add on sale for bar owners, and are often a spur of the moment impulse purchase. As the Gelatin Shooters are not an alcoholic beverage themselves, they can be sold to anyone of any age in any type of store.

     o Bomb Shots - Bomb shots are plastic shot glasses, which contain a smaller shot glass within a larger shot glass and allows the bartender to pour two liquids into the shot glass, but to keep the liquids separate until the shot is tilted up in a drinking position.

     o Shotski's Flavored & Colored Sugars and Salts - Our flavored and colored sugars and salts add eye appeal to any drink while improving the flavor as the sugars and salts are designed to compliment each beverage. We currently offer flavored sugars for use as a bar supply in the following flavors: strawberry, sour apple, lemon and lime. Additionally, we offer flavored salt in lime and strawberry flavors.

     o Party Packages - Additionally, we sell party packages, containing Gelatin Shooters, shot glasses and various other drinking supplies.

     o Various other bar supplies - We also sell various other bar and drinking supplies, including shot glasses, instruments for injecting and squirting our gelatin shots into individuals mouths, serving trays and cocktail stirrers.

Sunshine does business as "Shotski's" and "Shotski's Gelatin Cocktail Mixes" and "Shotski's Cocktail Sugars & Salts and Bar Supplies."

We currently have partial distribution (where our distributors provide distribution to only a limited portion of each state) in 15 states including Alabama, California, Illinois, Massachusetts, Minnesota, Missouri, North Carolina, South Carolina, Texas, Virginia and Wisconsin. We have only partial distribution in the states above due to the fact that our distributor only distributes products to a portion of such states.

We also have full distribution in Florida, Nevada and Minnesota, which distributors cover all of such states. Additionally, we provide direct shipments nationwide and internationally through our website as described herein.

We may choose to expand our distribution channels in the future to cover all of the states above with which we only have partial distribution and/or expand to other states, however; we are able to sell all of our products to the entire country though our website and have no such plans for expansion in the United States. We currently have plans, funding permitting, to expand distribution to Mexico, Switzerland and Trinidad in the next six (6) to twelve (12) months.

OUR  PRINCIPAL  SUPPLIERS  INCLUDE:

     o    Exotic  Foods,  Moody,  AL  -  Food  Products
     o    Flavor  Dynamics,  South  Plainfield,  NJ  -  Food  Concentrate
     o    Creative  Flavors  -  Concentrate  for  Shotski's
     o    Quality Components, Hong Kong - Bomb Shot cups and Shooter's flavoring
     o    CR  Lenco,  Waverly,  NE
     o    Labasco,  Jacksonville,  FL
     o    Plas  Pak,  Norwich,  CT
     o    Tooters,  Cocoa,  FL

All of our food products are packed by Exotic Foods in Moody, Alabama. We assemble the party packages ourselves.

We do not have any material agreements with any of our suppliers disclosed above.

We distribute our products ourselves via web sales, trade shows and distributor sales.

We have secured basic net 30 day terms from the majority of our suppliers in connection with the manufacture of our Shotski's gelatin mixes and related products. In connection with our bar supply product line offered by us and manufactured in China by Quality Components, we pay a 20% deposit to Quality Components at the time we place our orders for our bar supplies and pay the balance of the invoice on a weekly basis based on the amount of such products manufactured by Quality Components that are shipped and invoiced from our warehouse, up to a maximum of 60 days from the date the supplier's invoice is received.

For our credit worthy customers, we extend net 30 day terms for our distributor relationships. For our internet direct customer orders, the products are paid for at the time of sale by credit card. Our sales mix at present is approximately 60% distributor sales and 40% internet sales. Moving forward, we plan to concentrate our marketing efforts to two separate types of customers, 1) distributors to retail and on-site restaurant and beverage businesses and 2) internet retail customers, who are not covered in our distributor network and individual customers making one-time purchases. We anticipate our sales mix to remain relatively static during the next fiscal year, and plan to build our business base and hopefully add more distributors and gain greater market awareness through the internet.

COMPETITION

The market for party drinks, drink mixes and drinking supplies is highly competitive and fragmented. The Company expects competition to intensify in the future. We compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources than those presently available to us. Numerous well-established companies are focusing significant resources on providing party drinks, drink mixes and drinking supplies that will compete with our services. No assurance can be provided that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.

Our main competition is form a product called "Zippers," a gelatin shooter manufactured by BPNC, Inc. Zippers are gelatin shooters in prepackaged form which include alcohol and are therefore regulated the state of Ohio and other liquor control boards. We believe our product is superior to Zippers for many reasons including (i) the fact that our Gelatin Shooters do not include alcohol and are therefore not regulated as an alcoholic beverage and are not subject to certain liquor control guidelines (ii) because of the fact that our end users are able to add their own liquor products, they can use the alcohol of their choice and make the Gelatin Shooters as strong or as weak as they like and (iii) our Gelatin Shooters will last longer and not go stale as fast as Zippers, due to the fact that they only come in powered form.

We do not currently depend on one or a small number of customers for our sales. We currently offer and sell our products to a large number of customers, including distributors, hotels, restaurants, bars and clubs and direct retail via our website.

SUBSIDIARIES

Our wholly owned subsidiary, Sunshine Group LLC, conducts business under the d/b/a of "Shotski's Gelatin Cocktail Mixes," "Shotski's," and "Shotski's Cocktail Sugars & Salts and Bar Supplies."

PATENTS,  TRADEMARKS  AND  LICENSES

The President of Sunshine, Marion R. "Butch" Barnes, holds a registered trademark for the term "Shotski's," serial number 76419327, registration number 2877880, which he licenses to us free of charge. In September 2006, we entered into a Trademark Licensing Agreement with Mr. Barnes in connection with our use of the "Shotski's" trademark. Pursuant to the licensing agreement, Mr. Barnes agreed to provide us a one (1) year non-revocable license to use of the trademark, which license shall automatically renew for additional one (1) year terms unless either party terminates the licensing agreement at least sixty, but not more than ninety days prior to the end of the then current term of the agreement. We have no reason to believe that Mr. Barnes will not continue to license us the use of the "Shotski's" trademark indefinitely.

Other than the trademark for "Shotski's," which we license from Mr. Barnes, we have no other patents, trademarks or licenses.

NEED  FOR  GOVERNMENT  APPROVAL

We operate in the food and beverage industry and as such, our operations are regulated by the U.S. Food and Drug Administration, as well as by various other state, county and city regulations as required by law.

We have obtained all required federal and state permits, licenses, and bonds to operate our business. However, there can be no assurance that in the future, our operations and profitability will not be subject to more restrictive regulation and/or increased taxation by federal, state, or local agencies.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

PLAN  OF  OPERATION  FOR  THE  NEXT  TWELVE  MONTHS

We are currently funded solely by our shareholders and believe that we can continue our business operations for approximately the next twelve months with the funds we receive through sales of our products, the $26,227 of cash on hand we had as of June 30, 2006 and the $5,000 loan we received from Jenadosa on August 21, 2006. We plan to work to increase our sales in the future, by starting a mail, fax and email marketing program, and by utilizing and building upon the interest we generate for our products at trade shows.

We spent approximately $2,500 per year on research and development activities on our products during each of the last two fiscal years ended December 31, 2005 and 2004.

We are currently actively recruiting new distributors to expand our sales coverage for our product lines. Distributors can be regional, serving multiple states, within a state or distribute in or around a large city. We have found that getting the attention of a larger distributor with a new product line can be difficult and have found that we are more successful in recruiting multiple smaller distributors with limited coverage areas to date. However, because of this, we currently believe that there are currently many open areas within the states that we distribute our products to that are not serviced by the smaller distributors which we distribute our products through. To provide coverage to these areas, we conduct direct email marketing campaigns in an effort to attract customers and service such customers directly through our website. This two-pronged approach of recruiting regional distributors and directly marking our products to individual customers will be the primary sales and marketing strategy for us for the next several years.

We have experienced a limited amount of increased demand for our products around the winter holidays and spring break periods. Other than these limited seasonal increases in our sales, we have experienced no significant seasonal increases in our sales to date. We are currently spending the majority of our efforts in growing our distribution channels and sales. At present, our sales growth has been relatively unaffected by any seasonality trends. For the foreseeable future, we do not anticipate any significant increases or decreases in sales due to seasonality factors.

Our primary branded product, Shotski's Gelatin Bar Mixes, is a product concept that has been in place for several years. With the unique formulation of the Shotski's product and the supporting line of bar accessories to help the on-site accounts market the products, we believe we have been able to differentiate ourselves from the mainstream and begin to build brand awareness as well as our revenue base. We believe that the key to our Shotski's mix product concept is the longevity of the on-site prepared gelatin product; that is that it remains useable for multiple weeks, where other gelatin products are only good for approximately 24-48 hours before they spoil. At this juncture, we have experienced a significant increase in growth for the six months ended June 30, 2006, compared to the six months ended June 30, 2005, and plan to use the majority of our revenues moving forward, assuming we are able to continue to generate such revenues, and have any funds left over after paying our expenses, of which there can be no assurance, to increase our inventories and continue and expand our marketing campaign.

Our operations are based on just-in-time inventory policies and therefore our working capital is held to a minimum. However, we also try to take advantage of costs saving that can be gained from purchasing our supplies in bulk, which benefits we believe, along with the practice of keeping our working capital at a minimum has benefited our gross margins to date. We believe that our lines of supply are well-established and reliable to date and that moving forward, our suppliers have great flexibility to effectively handle any increases in sales volume we may experience, without delays.

We also believe that we have a strong support and an excellent working relationship with our financial advisor, Viking Investment Group II, Inc., who will work with us on an ongoing basis to help provide assistance in generating additional working capital funds, if such funds are needed in the future.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2006, COMPARED TO THREE MONTHS ENDED JUNE 30, 2005

We had total revenues of $38,595 for the three months ended June 30, 2006, due solely to product sales, compared to total revenues of $12,612 for the three months ended June 30, 2005, due solely to product sales, an increase in product sales of $25,983 or 206% from the prior period. The increase in product sales was due to our increased marketing efforts during the three months ended June 30, 2006, including our attendance at several industry shows during the three months ended March 31, 2006, which led to increased sales of our products during the three months ended June 30, 2006. Additionally, we began distributing our products through a distribution system, which included the use of our warehouse facility, during the three months ended June 30, 2006, which helped us fulfill a larger quantity of sales orders during the three months ended June 30, 2006 than we were able to fulfill during the three months ended June 30, 2005.

We had total costs of goods sold of $24,180 for the three months ended June 30, 2006, compared to $10,532 for the three months ended June 30, 2005, an increase in cost of goods sold of $13,648 or 130% from the prior period. The increase in cost of goods sold was directly due to the need for increased materials and supplies in connection with the increased sales of our products during the three months ended June 30, 2006, compared to the three months ended June 30, 2005.

We had gross margin of $14,415 for the three months ended June 30, 2006, compared to gross margin of $2,080 for the three months ended June 30, 2005, an increase in gross margin of $12,335 or 593% from the prior period. The increase in gross margin was attributable to the 206% increase in product sales.

Gross margin as a percentage of sales was 37.3% for the three months ended June 30, 2006, compared to 16.5% for the three months ended June 30, 2005. Gross margin as a percentage of sales was significantly lower during the three months ended June 30, 2005, compared to the three months ended June 30, 2006, due to the fact that we sold a large amount of our products at or below cost during the 2005 fiscal year in an effort to build brand awareness and sales for our products. We believe that our sales at or below cost during the three months ended June 30, 2005, helped lead to our increased sales for the three months ended June 30, 2006, due to the brand awareness and demand for our products which our 2005 sales generated for our products.

We had total expenses of $62,891 for the three months ended June 30, 2006, consisting solely of general and administrative expenses, compared to total expenses of $17,361 for the three months ended June 30, 2005, consisting solely of general and administrative expenses, an increase in total expenses of $45,530 or 262% from the prior period. Expenses increased for the three months ended June 30, 2006, compared to the three months ended June 30, 2005, in connection with increased expenses for officers services, including the value of 10 hours per week of uncompensated services provided by our Chief Executive Officer, David Rector, which services were valued at $150 per hour, the rate Mr. Rector normally charges for such services, during the three months ended June 30, 2006 and $9,000 of expenses were due to the value of services provided by Mr. Barnes, the President of Sunshine, who provides the value of $3,000 per month to us free of charge; legal and accounting costs in connection with the preparation of this registration statement and the financial statements contained herein; and increases in our marketing and travel expenses in connection with the advertising of our products and certain trade shows which we attended during the three months ended June 30, 2006.

Included in general and administrative expenses was $1,500 of auto allowance in connection with monthly payments of $500 to Marion R. "Butch" Barnes in connection with his use of a car for Company purposes.

We had a loss from operations of $48,476 for the three months ended June 30, 2006, compared to a loss from operations of $15,281 for the three months ended June 30, 2005, an increase in loss from operations of $33,195 or 217% from the prior period. The increase in loss from operations was mainly due to the 262% increase in general and administrative expenses for the three months ended June 30, 2006, compared to the prior period.

We had interest expense of $2,500 for the three months ended June 30, 2006, compared to interest expense of $-0- for the three months ended June 30, 2005. The $2,500 of interest expense for the three months ended June 30, 2006, was due to $100,000 in promissory notes payable to Jenadosa Holding Limited ("Jenadosa" and the "Notes"), which Notes bear interest at the rate of 10.0% per annum until paid. The Notes are payable in full with all accrued an unpaid interest on July 31, 2007. The Notes represent two $50,000 loans which were made to us by Jenadosa on November 20, 2005 and February 14, 2006, respectively.

We had a net loss of $50,976 for the three months ended June 30, 2006, compare to a net loss of $15,281 for the three months ended June 30, 2005, an increase in net loss of $35,695 or 234% from the prior period. The increase in net loss was mainly due to the 130% increase in cost of good sold and 262% increase in general and administrative expenses, which were not sufficiently offset by the 206% increase in sales.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2006, COMPARED TO SIX MONTHS ENDED JUNE 30, 2005

We had total revenues of $69,134 for the six months ended June 30, 2006, due solely to product sales, compared to total revenues of $14,950 for the six months ended June 30, 2005, due solely to product sales, an increase in product sales of $54,184 or 362% from the prior period. The increase in product sales was due to our increased marketing efforts during the six months ended June 30, 2006, including attending several industry shows including the annual Nightclub and Bar Show held in Las Vegas, Nevada, during March 2006, which increased marketing efforts led to increased sales of our products during the six months ended June 30, 2006, compared to the prior period. Additionally, we began distributing our products through a distribution system, which included the use of our warehouse facility, during the six months ended June 30, 2006, which helped us fulfill a larger quantity of sales orders during the six months ended June 30, 2006 than we were able to fulfill during the six months ended June 30, 2005.

We had total costs of goods sold of $42,445 for the six months ended June 30, 2006, compared to $14,950 for the six months ended June 30, 2005, an increase in cost of goods sold of $30,011 or 241% from the prior period. The increase in cost of goods sold was directly due to the need for increased materials and supplies in connection with the increased sales of our products during the six months ended June 30, 2006, compared to the six months ended June 30, 2005.

We had gross margin of $26,689 for the six months ended June 30, 2006, compared to gross margin of $2,516 for the six months ended June 30, 2005, an increase in gross margin of $24,173 or 961% from the prior period. The increase in gross margin was attributable to the 362% increase in product sales.

Gross margin as a percentage of sales was 38.6% for the six months ended June 30, 2006, compared to 16.8% for the six months ended June 30, 2005. Gross margin as a percentage of sales was significantly lower during the six months ended June 30, 2005, compared to the six months ended June 30, 2006, due to the fact that we sold a large amount of our products at or below cost during the 2005 fiscal year in an effort to build brand awareness and sales for our products. We believe that our sales at or below cost during the six months ended June 30, 2005, helped lead to our increased sales for the six months ended June 30, 2006, due to the brand awareness and demand for our products which our 2005 sales generated for our products.

We had total expenses of $114,084 for the six months ended June 30, 2006, consisting solely of general and administrative expenses, compared to total expenses of $30,507 for the six months ended June 30, 2005, consisting solely of general and administrative expenses, an increase in total expenses of $83,577 or 274% from the prior period. Expenses increased for the six months ended June 30, 2006, compared to the six months ended June 30, 2005, in connection with expenses for officers services, including the value of 10 hours per week of uncompensated services provided by our Chief Executive Officer, David Rector, which services were valued at $150 per hour, the rate Mr. Rector normally charges for such services, during the six months ended June 30, 2006 and $18,000 of expenses were due to the value of services provided by Mr. Barnes, the President of Sunshine, who provides the value of $3,000 per month to us free of charge; increased legal and accounting costs in connection with the preparation of this registration statement and the financial statements contained herein; and increases in our marketing and travel expenses in connection with the advertising of our products and certain trade shows which we attended during the six months ended June 30, 2006.

Included in general and administrative expenses was $3,000 of auto allowance in connection with monthly payments of $500 to Marion R. "Butch" Barnes in connection with his use of a car for Company purposes.

We had a loss from operations of $87,395 for the six months ended June 30, 2006, compared to a loss from operations of $27,991 for the six months ended June 30, 2005, an increase in loss from operations of $59,404 or 212% from the prior period. The increase in loss from operations was mainly due to the 274% increase in general and administrative expenses for the six months ended June 30, 2006, compared to the prior period.

We had interest expense of $4,756 for the six months ended June 30, 2006, compared to interest expense of $-0- for the six months ended June 30, 2005, which interest expense was in connection with the Jenadosa Notes, described above.

We had a net loss of $92,151 for the six months ended June 30, 2006, compare to a net loss of $27,991 for the six months ended June 30, 2005, an increase in net loss of $64,160 or 229% from the prior period. The increase in net loss was mainly due to the 241% increase in cost of good sold and 274% increase in general and administrative expenses, which were not sufficiently offset by the 362% increase in sales.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005, COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

We had revenues of $46,984 for the year ended December 31, 2005, comprised solely of product sales, compared to revenues of $40,647 for the year ended December 31, 2004, comprised solely of product sales, an increase in product sales of $6,337 or 15.6% from the prior period. The increase in product sales was due to our increased marketing efforts and greater market awareness of our products due to such marketing efforts, which were affected throughout the years ended December 31, 2005 and 2004.

We had cost of goods sold of $45,840 for the year ended December 31, 2005, compared to costs of good sold of $36,277 for the year ended December 31, 2004, which represented an increase in cost of goods sold of $9,563 or 26.4% from the prior period. The increase in costs of good sold was due to increased sales during the year ended December 31, 2005, compared to the year ended December 31, 2004.

We had a gross margin of $1,144 for the year ended December 31, 2005, compared to a gross margin of $4,370 for the year ended December 31, 2004, a decrease in gross margin of $3,226 or 73.8% from the prior period. The decrease in gross margin was due to our 26.4% increase in costs of good sold, which was not sufficiently offset by the 15.6% increase in sales for the year ended December 31, 2005, compared to the year ended December 31, 2004.

Gross margin as a percentage of sales was 2.4% for the year ended December 31, 2005, compared to 10.8% for the year ended December 31, 2004. Gross margin as a percentage of sales was significantly lower during the year ended December 31, 2005, compared to the year ended December 31, 2004, due to the fact that we sold a large amount of our products at or below cost during the 2005 fiscal year in an effort to build brand awareness and sales for our products.


We had total expenses of $85,885 for the year ended December 31, 2005, comprised solely of general and administrative expenses, compared to total expenses of $49,233 for the year ended December 31, 2004, an increase in total expenses of $36,652 or 74.4% from the prior period. Expenses increased for the year ended

December 31, 2005, compared to the year ended December 31, 2004, in connection with increased legal and accounting costs in connection with the preparation of this registration statement and the financial statements contained herein, and increases in our marketing and travel expenses in connection with the advertising of our products and certain trade shows which we attended during the year ended December 31, 2005. Additionally included in the expenses for the years ended December 31, 2005 and 2004, was $3,000 per month or a total of $36,000 per year of expenses attributable to the value of services Mr. Barnes, the President of Sunshine provides to us free of charge.



We had total interest expense of $561 for the year ended December 31, 2005, compared to total interest expense of $-0- for the year ended December 31, 2004. The $561 of interest expenses for the year ended December 31, 2005 was due to interest we paid on the Note.


We had a net loss of $84,741 for the year ended December 31, 2005, compared to a net loss of $44,863 for the year ended December 31, 2004, an increase in net loss of $39,878 or 88.9% from the prior period. The increase in net loss was mainly attributable to the 74.4% increase in total expenses and 26.4% increase in costs of good sold for the year ended December 31, 2005, compared to the year ended December 31, 2004, which was not sufficiently offset by the 15.6% increase in revenue.


LIQUIDITY  AND  CAPITAL  RESOURCES

We had total assets of $62,467 as of June 30, 2006, which included total current assets of $57,770; property and other equipment, net of depreciation of $3,695; and other assets, consisting solely of refundable deposits of $1,002. Total assets increased by $32,968 or 133% from total assets of $24,802 as of December 31, 2005. The main reason for the increase in total assets was the $32,968 or 1339% increase in current assets as of June 30, 2006, compared to December 31, 2005.

Current assets as of June 30, 2006 of $57,770, included cash of $26,227; accounts receivable (net of $0 of allowance for bad debts) of $22,447 and inventory of $9,096.

We had total liabilities of $123,100 as of June 30, 2006, including $17,783 of current liabilities, consisting solely of accounts payable and $105,317 of long-term debt, consisting of notes payable and accrued interest.

The $105,317 of notes payable included funds received from two $50,000 loans we received from a third party, Jendosa Holdings Limited ("Jendosa"), and accrued and unpaid interest on such loans. We had two outstanding promissory notes with Jendosa as of June 30, 2006, which evidence the loans, which notes bear interest at the rate of 10% per year until paid. We received $50,000 in connection with one promissory note on November 20, 2005 and $50,000 in connection with another promissory note on February 14, 2006. The promissory notes are both payable on July 31, 2007, together with any accrued and unpaid interest. Any amounts not paid on the promissory notes when due bear interest at the rate of 15% per annum until paid.

We had net working capital of $12,013, and an accumulated deficit of $249,953 as of June 30, 2006.

We had net cash used in operating activities of $43,558 for the six months ended June 30, 2006, which was mainly due to $92,151 of net loss, $18,128 of increase in receivables, and $9,096 of increase in inventory, offset by $58,500 in services contributed by an officer and shareholders, which services were contributed to us by our Chief Executive Officer, David Rector, whom we do not pay a salary to, and $13,260 of in increase in accounts payable.

We had net cash flows used by investing activities of $3,998 for the six months ended June 30, 2006, due solely to the purchase of fixed assets in connection with the purchase of new phones and construction of our office space and floor jack in our Florida warehouse.

We had net cash provided by financing activities of $53,300 for the six months ended June 30, 2006, due to $50,000 in proceeds from the note payable we received on February 14, 2006, described above, and $3,300 of common stock issued for cash.

On August 21, 2006, we received an additional $5,000 loan from Jenadosa, which loan is evidenced by a promissory note, which note bears interest at the rate of 10.0% per annum until paid. The note is payable in full with all accrued and unpaid interest on July 31, 2007. Any amounts not paid on the promissory note when due bear interest at the rate of 15% per annum until paid.

We currently believe that we will be able to continue our business operations for the next twelve months with the sales revenue we will receive, the approximately $26,227 of cash on hand that we had as of June 30, 2006, and the $5,000 loan we received from Jenadosa subsequent to the six months ended June 30, 2006.

We have no current commitment from our officers and Directors or any of our shareholders to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

                             DESCRIPTION OF PROPERTY

Our primary office space currently occupies approximately 240 square feet of office space, at 1640 Terrace Way, Walnut Creek, California 94597, which we are provided at the home of David Rector, our sole officer and Director, free of charge. Mr. Rector does not have any current plans to cease providing such office space free of charge, nor do we have any current plans to seek an alternative office space arrangement.

We additionally have approximately 160 square feet of office space at our warehouse facility at 2175 Kingsley Ave., Orange Park, Florida 32073. We entered into a one (1) year warehouse lease for approximately 875 square feet of warehouse space, which lease started on January 16, 2006 and expires on January 31, 2007. The rent for the warehouse property is $9,224.10 per year, payable in monthly installments of $727.60. The lease for the Orange Park, Florida office space and warehouse facility is with a party not affiliated with us.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS


In April 2004, we issued 3,000,000 shares of common stock to Viking Investment Group, Inc., a greater than 10% shareholder of us, in consideration for financial consulting and advisory services rendered to us in connection with our formation as a Delaware corporation, including assisting us in obtaining the loans received from Jenadosa, as described above.


In  April 2004, we issued 100,000 shares of common stock, to our attorney, David
M. Loev, in consideration for legal services rendered to us in connection with our formation as a Delaware corporation.

In December 2005, we issued an aggregate of 3,500,000 shares of our common stock to four individuals in connection with the Exchange (defined and described above), whereby Sunshine Group, LLC, became our wholly owned subsidiary. Pursuant to the terms of the Exchange, we issued 2,047,500 shares of common stock to Marion R. "Butch" Barnes, for Mr. Barnes 58.5% interest in Sunshine, 1,039,500 shares of common stock to William Blanchard, in consideration for Mr. Blanchard's 29.7% interest in Sunshine, 350,000 shares of common stock to James Lundeen, Jr., in consideration for Mr. Lundeen's 10% interest in Sunshine, and 63,000 shares of common stock to Robert Barnes, in consideration for Mr. Barnes 1.8% interest in Sunshine.

In July 2006, we issued 100,000 shares of our common stock to our Chief Executive Officer and Director, David Rector, in consideration for services rendered to us as our Chief Executive Officer.

                             EXECUTIVE COMPENSATION


                                            Other(1)
                                            Annual
Name & Principal                            Compen-    Restricted
   Position           Year    Salary ($)    sation    Stock Awards
-------------------  ------  -----------   --------  --------------

   David Rector,      2006*     $0            -       100,000 Shares
 CEO, President,      2005      $0            -             -
 CFO, Secretary,
 Treasurer, and
  Director (2)

*Estimated.

Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. We had no executive employees who have received more than $100,000.00 in compensation, including bonuses, options, and SARS since our formation in July 2005.

(1) No Executive Officer received any LTIP payouts or bonuses during the last fiscal year, and no salaries are being accrued.

(2) Mr. Rector was appointed as our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director on April 19, 2004. Mr. Rector does not have an employment agreement with us.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


                          DESCRIPTION OF CAPITAL STOCK


We have authorized capital stock consisting of 100,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of October 1, 2006, we had 7,030,000 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding.


COMMON STOCK

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

While we do not currently have any plans for the issuance of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the Preferred Stock; however, these effects may include:

     o    Restricting  dividends  on  the  Common  Stock;

     o    Diluting  the  voting  power  of  the  Common  Stock;

     o    Impairing  the  liquidation  rights  of  the  Common  Stock;  or

     o Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or bylaws would delay, defer or prevent a change in control.

                        SHARES AVAILABLE FOR FUTURE SALE

Upon the date of this Prospectus, there are 7,030,000 shares of Common Stock issued and outstanding. Upon the effectiveness of this registration statement, 1,782,500 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops, without limitation. There currently exists no public market for the Company's Common Stock.

The remaining 5,247,500 shares of our issued and outstanding Common Stock which are not being registered pursuant to this registration statement will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company.

Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 1,782,500 shares of Common Stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders have had a material relationship with us since our inception.








                  [Remainder of page left intentionally blank.]


                                          Selling Stockholders
                                      ----------------------------

                                                                                   AMOUNT
                                                                   SHARES          OFFERED
                                                                BENEFICIALLY     (ASSUMING          SHARES
                                               CONSIDERATION       OWNED          ALL SHARES     BENEFICIALLY
                               DATE SHARES       GIVEN FOR         BEFORE        IMMEDIATELY     OWNED AFTER
     SHAREHOLDERS             WERE ACQUIRED       SHARES           RESALE           SOLD)           RESALE*
    ----------------        ----------------  ---------------  --------------   -------------    ------------

     Ashton, Athlene            June 2006        Cash(1)           10,000          10,000             --
     Kocierzik, Gerry           June 2006        Cash(1)           10,000          10,000             --
     Kocierzik, Tania           June 2006        Cash(1)           10,000          10,000             --
     Ashton, Johnny             June 2006        Cash(1)           10,000          10,000             --
     Kocaba, Marika             June 2006        Cash(1)           10,000          10,000             --
     Davidson, Roma             June 2006        Cash(1)           10,000          10,000             --
     Carter, Ronald             June 2006        Cash(1)           10,000          10,000             --
     Trudeau, Chantal           June 2006        Cash(1)           10,000          10,000             --
     Danby Investment Corp.(3)  June 2006        Cash(1)           20,000          20,000             --
     Danvers, Robert            June 2006        Cash(1)           10,000          10,000             --
     Solloway, Bram             June 2006        Cash(1)           10,000          10,000             --
     Wiedbalski, Monika         June 2006        Cash(1)           10,000          10,000             --
     Anson Bakissoon            June 2006        Cash(1)           10,000          10,000             --
     Deanne Bakissoon           June 2006        Cash(1)           10,000          10,000             --
     Charles Friesen            June 2006        Cash(1)           10,000          10,000             --
     Colin Brett Gilmour        June 2006        Cash(1)           10,000          10,000             --
     Laurel E.L.Dyck            June 2006        Cash(1)           10,000          10,000             --
     Cynthia Lee Gilmour        June 2006        Cash(1)           10,000          10,000             --
     Scott J.C. Gilmour         June 2006        Cash(1)           10,000          10,000             --
     Andrew Zimmerman           June 2006        Cash(1)           10,000          10,000             --
     D. Craig Gilmour           June 2006        Cash(1)           10,000          10,000             --
     Robin Gilmour              June 2006        Cash(1)           10,000          10,000             --
     Ruth Zimmerman             June 2006        Cash(1)           10,000          10,000             --
     Donna-Lynn Barnett         June 2006        Cash(1)           10,000          10,000             --
     Kevin Gilmour              June 2006        Cash(1)           10,000          10,000             --
     Indra Balkissoon           June 2006        Cash(1)           10,000          10,000             --
     Jason Smigiel              June 2006        Cash(1)           10,000          10,000             --
     Erica Gilmour              June 2006        Cash(1)           10,000          10,000             --
     Karen Gilmour              June 2006        Cash(1)           10,000          10,000             --
     E.Balkisoon                June 2006        Cash(1)           10,000          10,000             --
     Bunsraj Balkissoon         June 2006        Cash(1)           10,000          10,000             --
     Paula Smigiel              June 2006        Cash(1)           10,000          10,000             --
     Blanchard, William D.    December 2005    Exchange(2)      1,039,500       1,039,500             --
     Lundeen, James, Jr.      December 2005    Exchange(2)        350,000         350,000             --
     Barnes, Robert           December 2005    Exchange(2)         63,000          63,000             --
                                             --------------   -------------   -------------
                                                TOTALS          1,782,500       1,782,500
                                             ==============   =============   =============


(1) Purchased by the Selling Stockholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933 for $0.01 US per share.

(2) In December 2005, we issued an aggregate of 3,500,000 shares of our common stock to four individuals in connection with the Exchange (defined and described above), whereby Sunshine Group, LLC, became our wholly owned subsidiary. Pursuant to the terms of the Exchange, we issued 2,047,500 shares of common stock to Marion R. "Butch" Barnes, for Mr. Barnes 58.5% interest in Sunshine, 1,039,500 shares of common stock to William Blanchard, in consideration for Mr. Blanchard's 29.7% interest in Sunshine, 350,000 shares of common stock to James Lundeen, Jr., in consideration for Mr. Lundeen's 10% interest in Sunshine, and 63,000 shares of common stock to Robert Barnes, in consideration for Mr. Barnes 1.8% interest in Sunshine.

(3) These shares are beneficially owned by Simon Danvers and Nicholas Danvers.

* Assuming all shares registered are sold.

Upon the effectiveness of this registration statement, 5,247,500 shares of our outstanding Common Stock will be subject to the resale provisions of Rule 144. The 1,782,500 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated  transactions;

     o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

     o    a  combination  of  any  such  methods  of  sale;  and

     o    any  other  method  permitted  pursuant  to  applicable  law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before the Company's shares are quoted on the OTC Bulletin Board, selling shareholders wish to sell at a price different from $0.10 per share, we will file a post-effective amendment beforehand.

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our Common Stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under
Regulation M, the Selling Security Holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


                  [Remainder of page left intentionally blank.]

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


No established public trading market exists for our Common Stock. We have no shares of Common Stock subject to outstanding options or warrants to purchase, or securities convertible into, our Common Stock. We have no outstanding shares of Preferred Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of October 1, 2006, there were 7,030,000 shares of Common Stock outstanding, held by approximately thirty-nine (39) shareholders of record.


                             ADDITIONAL INFORMATION

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

                                  LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                              FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Nano Holdings International, Inc. are filed as part of this Prospectus.

                        NANO HOLDINGS INTERNATIONAL, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                       JUNE 30, 2006 AND DECEMBER 31, 2005

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS
      ------------------------
          PCAOB REGISTERED

            Report of Independent Registered Public Accounting Firm
            -------------------------------------------------------

Nano Holdings International Inc.
1640 Terrace Way
Walnut Creek, CA 94597

We have reviewed the accompanying consolidated balance sheet of Nano Holdings International Inc. as of June 30, 2006, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the six months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these consolidated financial statements is the representation of the management of Nano Holdings International Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has generated significant losses from operation. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
September 19, 2006









   2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7511
                               Fax: (702)253-7501
   ==========================================================================
                                        F-2


                       NANO HOLDINGS INTERNATIONAL, INC.
                           Consolidated Balance Sheet


                                              ASSETS
                                              ------

                                                                  June 30,             December 31,
                                                          -----------------------  -----------------------
                                                                   2006                    2005
                                                          -----------------------  -----------------------
                                                                (Unaudited)
  CURRENT ASSETS
    Cash                                                  $                26,227  $                20,483
    Accounts receivable, net                                               22,447                    4,319
    Inventory                                                               9,096                        -
                                                          -----------------------  -----------------------

      Total Current Assets                                                 57,770                   24,802
                                                          -----------------------  -----------------------

  PROPERTY AND EQUIPMENT, net                                               3,695                        -
                                                          -----------------------  -----------------------

  OTHER ASSETS
    Deposits                                                                1,002                        -
                                                          -----------------------  -----------------------

  TOTAL ASSETS                                            $                62,467  $                24,802
                                                          =======================  =======================


                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                      --------------------------------------------------------

  CURRENT LIABILITIES
    Accounts payable                                                       17,783                   4,523
                                                          -----------------------  -----------------------

      Total Current Liabilities                                            17,783                    4,523
                                                          -----------------------  -----------------------

  LONG-TERM DEBT
    Notes payable and accrued interest                                    105,317                   50,561
                                                          -----------------------  -----------------------

      Total Liabilities                                                   123,100                   55,084
                                                          -----------------------  -----------------------

  COMMITMENTS AND CONTINGENCIES                                                 -                        -

  STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock: $0.001 par value, 10,000,000 shares
      authorized; no shares issued and outstanding                              -                        -
    Common stock: $0.001 par value, 75,000,000 shares
      authorized; 6,930,000 and 6,600,000 shares
      issued and outstanding, respectively                                  6,930                    6,600
    Additional paid-in capital                                            182,390                  120,920
    Accumulated deficit                                                  (249,953)                (157,802)
                                                          -----------------------  -----------------------

      Total Stockholders' Equity (Deficit)                                (60,633)                 (30,282)
                                                          -----------------------  -----------------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                     62,467                   24,802
                                                          =======================  =======================


   The accompanying notes are an integral part of these financial statements.


                               NANO HOLDINGS INTERNATIONAL, INC.
                             Consolidated Statements of Operations

                                                   For the Three Months Ended June 30,  For the Six Months Ended June 30,
                                                   -----------------------------------  ---------------------------------
                                                      2006                  2005               2006              2005
                                                   (Unaudited)          (Unaudited)        (Unaudited)       (Unaudited)
  REVENUES
    Product sales                                       38,595              12,612              69,134             14,950
    Cost of goods sold                                  24,180              10,532              42,445             12,434
                                                   -----------         -----------         -----------        -----------

      Gross Margin                                      14,415               2,080              26,689              2,516
                                                   -----------         -----------         -----------        -----------

  EXPENSES

    General and administrative                          62,891              17,361             114,084             30,507
                                                   -----------         -----------         -----------        -----------

      Total Expenses                                    62,891              17,361             114,084             30,507
                                                   -----------         -----------         -----------        -----------

      Loss from Operations                             (48,476)            (15,281)            (87,395)           (27,991)

  OTHER EXPENSES

    Interest expense                                     2,500                   -               4,756                  -
                                                   -----------         -----------         -----------        -----------

      Net Loss                                         (50,976)            (15,281)            (92,151)           (27,991)
                                                   ===========         ===========         ===========        ===========

  PER SHARE DATA:

    Basic and diliuted loss per share                    (0.01)              (0.00)              (0.01)             (0.01)
                                                   ===========         ===========         ===========        ===========

    Weighted average number of shares outstanding
                                                     6,636,667           3,500,000           6,618,333          3,500,000
                                                   ===========         ===========         ===========        ===========


   The accompanying notes are an integral part of these financial statements.


                       NANO HOLDINGS INTERNATIONAL, INC.
           Consolidated Statements of Stockholders' Equity (Deficit)



                                                                Common Stock     Additional
                                                               ------------       Paid-in   Accumulated
                                                              Shares     Amount   Capital     Deficit
                                                             ---------  -------  ---------  ----------
Balance, December 31, 2004                                   3,500,000  $ 3,500  $  73,020  $  (72,500)

Contributed capital                                                  -        -     51,000           -

Shares issued in recapitalization                            3,100,000    3,100     (3,100)          -

Net loss for the year ended December 31, 2005
                                                                     -        -          -     (85,302)
                                                             ---------  -------  ---------  ----------

Balance, December 31, 2005                                   6,600,000    6,600    120,920    (157,802)

Services contributed by an officer
 and shareholder (Unaudited)                                         -        -     58,500           -

Common stock issued for cash
 at $0.01 per share (Unaudited)                                330,000      330      2,970           -

Net loss for the six months ended June 30, 2006 (Unaudited)
                                                                     -        -          -     (92,151)
                                                             ---------  -------  ---------  ----------

Balance, June 30, 2006 (Unaudited)                           6,930,000  $ 6,930  $ 182,390   $(249,953)
                                                             =========  =======  =========  ==========


   The accompanying notes are an integral part of these financial statements.


                       NANO HOLDINGS INTERNATIONAL, INC.
                      Consolidated Statement of Cash Flows

                                                                            For the Six Months Ended June 30,
                                                                            ---------------------------------
                                                                                      2006        2005
                                                                                  ------------  ---------
(Unaudited)                                                                       (Unaudited)
  CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss                                                                      $    (92,151) $ (27,991)
    Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:

    Depreciation and amortization                                                          303          -
    Services contributed by an officer and shareholder                                  58,500     18,000
    Changes in Operating Assets and Liabilities:
    (Increase) decrease in receivables                                                 (18,128)         -
    (Increase) decrease in inventory                                                    (9,096)         -
    (Increase) decrease in refundable deposits                                          (1,002)         -
    Increase (decrease) in accrued interest payable                                      4,756          -
    Increase (decrease) in accounts payable                                             13,260      5,305
                                                                                  ------------  ---------

      Net Cash (Used) in Operating Activities                                          (43,558)    (4,686)
                                                                                  ------------  ---------

  CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of fixed assets                                                            (3,998)         -
                                                                                  ------------  ---------

      Net Cash (Used) in Investing Activities                                           (3,998)         -
                                                                                  ------------  ---------

  CASH FLOWS FROM FINANCING ACTIVITIES

    Common stock issued for cash                                                         3,300          -
    Proceeds from notes payable                                                         50,000          -
    Contributed capital                                                                      -     15,000
                                                                                  ------------  ---------

      Net Cash Provided by Financing Activities                                         53,300     15,000
                                                                                  ------------  ---------


  INCREASE (DECREASE) IN CASH                                                            5,744     10,314

  CASH AT BEGINNING OF YEAR                                                             20,483      3,373
                                                                                  ------------  ---------

  CASH AT END OF YEAR                                                             $     26,227  $  13,687
                                                                                  ============  =========

  Supplemental Cash Flow Disclosures:

    Cash paid for:

      Interest expense                                                            $          -  $       -
      Income taxes                                                                $          -  $       -


   The accompanying notes are an integral part of these financial statements.

                        NANO HOLDINGS INTERNATIONAL, INC.

                 Notes to the Consolidated Financial Statements
                       June 30, 2006 and December 31, 2005


NOTE  1 - ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

          The Company was incorporated under the laws of the State of Delaware as Nano Holdings International, Inc. on April 16, 2004 with a principal business objective of seeking a merger with an existing operating company. Sunshine Group, LLC., was formed as a limited liability company, under the laws of the State of Florida on June 24, 2002, to engage in the manufacture and sale of alcoholic and non alcoholic beverages. On December 31, 2005, Nano Holdings International, Inc. acquired all of the ownership interests of Sunshine Group, LLC for 3,500,000 shares of its common stock. The shareholders of Sunshine Group, LLC became the controlling shareholders of the Company and Nano Holdings International, Inc. was inactive prior to the acquisition. Accordingly, the accompanying financial statements reflect the historical financial statements of Sunshine Group, LLC as the historical of the Company, i.e. a reverse merger.

NOTE 2 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

          a.   Accounting  Method

          The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.


          b.   Revenue  Recognition

          The Company recognizes revenue from the sales of its alcoholic and non alcoholic beverages upon delivery to the customer's delivery site, the customers take title and assume the risks and rewards of ownership, when persuasive evidence of an arrangement exists, when the contract price is fixed or determinable, and collectibility is reasonably assured.

          The Company has a policy of limiting returns to only non perishable non food items.



          c.   Income  Taxes

          The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The Company has a net operating loss carryover of approximately $41,379 as of June 30, 2006. The benefit of the net operating loss carryover of $16,138 as of June 30, 2006 has been offset by a valuation allowance of $16,138.

          Until its acquisition by the Company, Sunshine elected to file its taxes as a limited liability company, whereby its profits and losses are passed through to its members. Accordingly, Sunshine did not pay or accrue income taxes. Also, Sunshine did not record an asset for the value of its net operating loss carryforwards.




NOTE 2 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

          d.   Use of  Estimates

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          e.   Accounts  Receivable

          The Company's accounts receivable are shown net of the allowance for doubtful accounts of $-0- as of June 30, 2006 and December 31, 2005.

          f.   Research  and  Development


          The Company expenses research and development costs in the period incurred. Research and development expenses for the periods ended June 30, 2006 and December 31, 2005 were $-0- and $2,500, respectively.


          g.   Basic Income  (Loss)  Per  Share

          The computation of basic income (loss) per share is based on the weighted average number of shares outstanding during the periods covered by the financial statements. Diluted income per shares units is equal to the basic income per unit as there are no potentially dilutive shares outstanding.

          h.   Cash and  Cash  Equivalents

          For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.


          i.   Common  Stock

          The holders of the Company's common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

NOTE 2 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

          j.   Preferred  Stock

          Shares of preferred stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the board of directors of the Company. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as may be adopted from time to time by the board of directors.

          k.   Costs of  Goods  Sold

          All shipping costs and handling costs are classified in costs of goods sold. These costs include inbound freight charges, receiving costs, inspection costs, warehousing costs, internal transfer costs and the other costs of the Company's distribution network.

          l.   General  and  Administrative  Expenses

          General and administrative expenses include those costs not directly related to the sales of the Company's products. These expenses include travel, administrative compensation, professional fees and marketing.

          m.   Principles  of  Consolidation

          The accompanying financial statements include the accounts of Nano Holdings International, Inc. and its wholly owned subsidiary Sunshine Group, LLC.

          n.   Inventory

          The Company's inventory of drink mixes and packaging is recorded at the lower of cost or market using the first-in first-out method of accounting.

          o.   Unaudited  Financial  Statements

          The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2006 and 2005 and for all periods presented have been made.

          Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2005 audited financial statements. The results of operations for the periods ended June 30, 2006 and 2005 are not necessarily indicative of the operating results for the full years.

NOTE 3 -  GOING  CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated significant losses from operations.

          In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management's plans include raising capital from the private placement of its debt or equity.

          The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -  NOTES  PAYABLE

          The Company has incurred a note payable to an unrelated party as the source of the funding for its newly acquired business. The notes payable totals $100,000, are unsecured, bear interest at 10% per annum and are due with accrued interest on July 31, 2007. The Company has accrued $5,317 in interest payable on the notes payable as of June 30, 2006. The payment terms of the note obligations were changed on July 31, 2006 and accordingly the notes were reclassified from current liabilities to long-term liabilities.

NOTE 5 -  RELATED  PARTY  TRANSACTIONS

          The Company has recorded the value of the uncompensated services provided by its officers and directors as a contribution of capital. The Company has recorded $58,500 in 2006 and $18,000 in 2005, respectively, for such uncompensated services.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To  the  Board  of  Directors
Nano  Holdings  International  Inc.
(aka  Sunshine  Group,  LLC)
Orange  Park,  Florida

We have audited the accompanying consolidated balance sheet of Nano Holdings International Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nano Holdings International Inc as of December 31, 2005 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying financial statements have been restated to reflect uncompensated services provided by management and additional expenses as discussed in Note 7.

/S/  MOORE  &  ASSOCIATES,  CHARTERED

Moore  &  Associates  Chartered
Las  Vegas,  Nevada
September 19, 2006
Except notes 4 and 7, which are dated October 4, 2006

    2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511
                              Fax (702) 253-7501
    -----------------------------------------------------------------



                       NANO HOLDINGS INTERNATIONAL, INC.
                           Consolidated Balance Sheet


                                         ASSETS
                                         ------

                                                                  December 31,
                                                            -----------------------
                                                                     2005
                                                            -----------------------

                                                                   (Restated)

  CURRENT ASSETS

    Cash                                                    $                20,483
    Accounts receivable, net                                                  4,319
                                                            -----------------------

      Total Current Assets                                                   24,802
                                                            -----------------------


      TOTAL ASSETS                                          $                24,802
                                                            =======================


                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                   -----------------------------------------------

  CURRENT LIABILITIES

    Accounts payable                                                          4,523
                                                            -----------------------

      Total Current Liabilities                                               4,523
                                                            -----------------------

  LONG-TERM DEBT

    Notes payable and accrued interest                                       50,561
                                                            -----------------------

      Total Liabilities                                                      55,084
                                                            -----------------------

  COMMITMENTS AND CONTINGENCIES                                                   -

  STOCKHOLDERS' EQUITY (DEFICIT)

    Preferred stock: $0.001 par value, 10,000,000 shares
      authorized; no shares issued and outstanding                                -
    Common stock: $0.001 par value, 75,000,000 shares
      authorized; 6,600,000 shares issued and outstanding                     6,600
    Additional paid-in capital                                              120,920
    Accumulated deficit                                                    (157,802)
                                                            -----------------------

      Total Stockholders' Equity (Deficit)                                  (30,282)
                                                            -----------------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                   24,802
                                                            =======================


   The accompanying notes are an integral part of these financial statements.

                       NANO HOLDINGS INTERNATIONAL, INC.
                     Consolidated Statements of Operations




                                                           For the Years Ended December 31,
                                                 -------------------------------------------------
                                                            2005                     2004
                                                 --------------------------  ---------------------

                                                         (Restated)               (Restated)


REVENUES
  Product sales                                  $                   46,984   $             40,647
  Cost of goods sold                                                 45,840                 36,277
                                                 --------------------------  ---------------------

    Gross Margin                                                      1,144                  4,370
                                                 --------------------------  ---------------------

EXPENSES


  General and administrative                                         85,885                 49,233
                                                 --------------------------  ---------------------

    Total Expenses                                                   85,885                 49,233
                                                 --------------------------  ---------------------

    Loss from Operations                                            (84,741)               (44,863)


OTHER EXPENSES

  Interest expense                                                     (561)                     -
                                                 --------------------------  ---------------------

    Net Loss                                     $                  (85,302)  $            (44,863)
                                                 ==========================  =====================

PER SHARE DATA:
  Basic and diliuted loss per share                                   (0.02)                 (0.01)
                                                 ==========================  =====================

  Weighted average number of shares outstanding
                                                                  3,500,000              3,500,000
                                                 ==========================  =====================

   The accompanying notes are an integral part of these financial statements.


                       NANO HOLDINGS INTERNATIONAL, INC.
           Consolidated Statements of Stockholders' Equity (Deficit)

                                                   Common Stock   Additional
                                               ------------------   Paid-in   Accumulated
                                                Shares    Amount    Capital     Deficit
                                               ---------  -------  ---------  ----------
Balance, December 31, 2003                     3,500,000  $ 3,500  $  24,948   $ (27,637)

Contributed capital                                    -        -     48,072           -

Net loss for the year ended December 31, 2004
                                                       -        -          -     (44,863)
                                               ---------  -------  ---------  ----------

Balance, December 31, 2004                     3,500,000    3,500     73,020     (72,500)

Contributed capital                                    -        -     51,000           -

Shares issued in recapitalization              3,100,000    3,100     (3,100)          -

Net loss for the year ended December 31, 2005
                                                       -        -          -     (85,302)
                                               ---------  -------  ---------  ----------

Balance, December 31, 2005                     6,600,000  $ 6,600  $ 120,920   $(157,802)
                                               =========  =======  =========  ==========

   The accompanying notes are an integral part of these financial statements.

                       NANO HOLDINGS INTERNATIONAL, INC.
                     Consolidated Statements of Cash Flows

                                                                                   For the Years Ended December 31,
                                                                                   --------------------------------
                                                                                       2005                 2004
                                                                                   -------------        -----------

                                                                                    (Restated)           (Restated)


  CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss                                                                       $     (85,302)       $   (44,863)
    Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:

    Depreciation and amortization                                                              -                  -
    Contributed services                                                                  36,000             36,000
    Changes in Operating Assets and Liabilities:
    (Increase) decrease in receivables                                                    (2,712)              (837)
    Increase (decrease) in accrued interest payable                                          561                  -
    Increase (decrease) in accounts payable                                                3,563                960
                                                                                   -------------        -----------

      Net Cash Used in Operating Activities                                              (47,890)            (8,740)
                                                                                   -------------        -----------

  CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of fixed assets                                                                    -                 -
                                                                                   --------------       -----------

      Net Cash Provided (Used) By Investing Activities                                          -                 -
                                                                                   --------------       -----------

  CASH FLOWS FROM FINANCING ACTIVITIES

    Proceeds from notes payable                                                            50,000                 -
    Contributed capital                                                                    15,000            12,072
                                                                                   --------------       -----------

      Net Cash Provided (Used) By Financing Activities                                     65,000            12,072
                                                                                   --------------       -----------


  INCREASE (DECREASE) IN CASH                                                              17,110             3,332

  CASH AT BEGINNING OF YEAR                                                                 3,373                41
                                                                                   --------------       -----------

  CASH AT END OF YEAR                                                              $       20,483       $     3,373
                                                                                   ==============       ===========

  Supplemental Cash Flow Disclosures:

    Cash paid for:

      Interest expense                                                             $            -       $         -
      Income taxes                                                                 $            -       $         -


   The accompanying notes are an integral part of these financial statements.

                        NANO HOLDINGS INTERNATIONAL, INC.
                 Notes to the Consolidated Financial Statements
                                December 31, 2005

NOTE 1 -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

          The Company was incorporated under the laws of the State of Delaware as Nano Holdings International, Inc. on April 16, 2004 with a principal business objective of seeking a merger with an existing operating company. Sunshine Group, LLC., (Sunshine) was formed as a limited liability company, under the laws of the State of Florida on June 24, 2002, to engage in the manufacture and sale of alcoholic and non alcoholic beverages. On December 31, 2005, Nano Holdings
          International, Inc. acquired all of the ownership interests of Sunshine Group, LLC for 3,500,000 shares of its common stock. The shareholders of Sunshine Group, LLC became the controlling shareholders of the Company and Nano Holdings International, Inc. was inactive prior to the acquisition. Accordingly, the accompanying financial statements reflect the historical financial statements of Sunshine Group, LLC as the historical of the Company, i.e. a reverse merger.

NOTE 2 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

          a.   Accounting  Method

          The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

          c.   Revenue  Recognition

          The Company recognizes revenue from the sales of its alcoholic and non alcoholic beverages upon delivery to the customer's delivery site, the customers take title and assume the risks and rewards of ownership, when persuasive evidence of an arrangement exists, when the contract price is fixed or determinable, and collectibility is reasonably assured.

          The Company has a policy of limiting returns to only non perishable non food items.

          d.   Income  Taxes

          The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The Company has a net operating loss carryover of approximately $7,728 as of December 31, 2005. The benefit of the net operating loss carryover of $1,159 as of December 31, 2005 has been offset by a valuation allowance of $1,159.

          Until its acquisition by the Company, Sunshine elected to file its taxes as a limited liability company, whereby its profits and losses are passed through to its members. Accordingly, the Sunshine did not pay or accrue income taxes. Also, the Sunshine did not record an asset for the value of its net operating loss carryforwards.




NOTE 2 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

          d.   Use of  Estimates

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          h.   Accounts  Receivable

          The Company's accounts receivable are shown net of the allowance for doubtful accounts of $-0- as of December 31, 2005 and 2004.

          i.   Research  and  Development

          The Company expenses research and development costs in the period incurred. Research and development expenses for the years ended
          December  31,  2005  and  2004  totaled approximately $2,500 per year.

          j.   Basic Income  (Loss)  Per  Share

          The computation of basic income (loss) per share is based on the weighted average number of shares outstanding during the periods covered by the financial statements. Diluted income per shares units is equal to the basic income per unit as there are no potentially dilutive shares outstanding.

          h.   Cash and  Cash  Equivalents

          For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

          i.   Common  Stock

          The holders of the Company's common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.

          Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.




NOTE 2 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

          j.   Preferred  Stock

          Shares of preferred stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the board of directors of the Company. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as may be adopted from time to time by the board of directors.

          k.   Costs of  Goods  Sold

          All shipping costs and handling costs are classified in costs of goods sold. These costs include inbound freight charges, receiving costs, inspection costs, warehousing costs, internal transfer costs and the other costs of the Company's distribution network.

          l.   General  and  Administrative  Expenses

          General and administrative expenses include those costs not directly related to the sales of the Company's products. These expenses include travel, administrative compensation, professional fees and marketing.

          m.   Principles  of  Consolidation

          The accompanying financial statements include the accounts of Nano Holdings International, Inc. and its wholly owned subsidiary Sunshine Group, LLC.

NOTE 3 -  GOING  CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated significant losses from operations.

          In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management's plans include raising capital from the private placement of its debt or equity.

          The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -  NOTES  PAYABLE


          The Company has incurred a note payable to an unrelated party as the source of the funding for its newly acquired business. The note payable totals $50,000, is unsecured, bears interest at 10% per annum and is due with accrued interest on July 31, 2007. The Company has accrued $561 in interest payable on the notes payable as of December 31, 2005. The payment terms of the note obligations were changed on July 31, 2006 and accordingly the notes were reclassified from current liabilities to long-term liabilities.



NOTE 5 -  SUBSEQUENT  EVENTS

          On January 16, 2006 the Company entered into a one year lease for approximately 875 square feet of warehouse space.

          Future  obligations  under  the  operating  lease  are  as  follows:

          2006                     $  8,455
          2007                          769
                                   --------

          Total                    $  9,224
                                   ========

NOTE 6 -  RELATED  PARTY  TRANSACTIONS

          The Company has recorded the value of the uncompensated services provided by its officers and directors as a contribution of capital. The Company has recorded $36,000 in 2005 and 2004, respectively, for such uncompensated services.

NOTE 7 -  RESTATED  FINANCIAL  STATEMENTS


          The Company's financial statements have been restated to reflect the value of the uncompensated services performed by its management as a contribution to capital. The restated financial statements reflect additional expense of $36,000 during the years ended December 31, 2005 and 2004, respectively.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Description                                        Amount to be Paid
     --------------------------------------------------------------------
     Filing Fee - Securities and Exchange Commission        $       19.07
     Attorney's fees and expenses                               35,000.00*
     Accountant's fees and expenses                             10,000.00*
     Transfer agent's and registrar fees and expenses            1,500.00*
     Printing and engraving expenses                             1,500.00*
     Miscellaneous expenses                                      5,000.00*
                                                            -------------
     Total                                                  $   53,019.07*
                                                            =============

* Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

In April 2004, we issued 3,000,000 shares of common stock to Viking Investment Group, Inc., in consideration for financial consulting and advisory services rendered to us in connection with our formation as a Delaware corporation, including assisting us in obtaining the loans received from Jenadosa, described above. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Securities Act" or the "Act") since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

In  April 2004, we issued 100,000 shares of common stock, to our attorney, David
M. Loev, in consideration for legal services rendered to us in connection with our formation as a Delaware corporation. We claim an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

In December 2005, we issued an aggregate of 3,500,000 shares of our common stock to four individuals in connection with the Exchange (defined and described above), whereby Sunshine Group, LLC, became our wholly owned subsidiary. Pursuant to the terms of the Exchange, we issued 2,047,500 shares of common stock to Marion R. "Butch" Barnes, for Mr. Barnes 58.5% interest in Sunshine, 1,039,500 shares of common stock to William Blanchard, in consideration for Mr. Blanchard's 29.7% interest in Sunshine, 350,000 shares of common stock to James Lundeen, Jr., in consideration for Mr. Lundeen's 10% interest in Sunshine, and 63,000 shares of common stock to Robert Barnes, in consideration for Mr. Barnes 1.8% interest in Sunshine. We claim an exemption from registration afforded by
Section 4(2) of the Securities Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

In June 2006, we sold an aggregate of 330,000 shares of our common stock to an aggregate of thirty-three (33) offshore investors in connection with Offshore Subscription Agreements, for aggregate consideration of $3,300, or $0.01 per share. We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933 ("Regulation S") for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section
(k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

In July 2006, we issued 100,000 shares of our common stock to our Chief Executive Officer and Director, David Rector, in consideration for services rendered to us in connection with his position as our Chief Executive Officer. We claim an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

ITEM 27. EXHIBITS


Exhibit     3.1(1)          Certificate of Incorporation of Nano Holdings
                            International, Inc.

Exhibit     3.2(1)          Bylaws of Nano Holdings International, Inc.

Exhibit 5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

Exhibit 10.1(1) Exchange Agreement between Nano Holdings International, Inc. and Sunshine Group LLC

Exhibit    10.2(1)          $50,000 Promissory Note with Jenadosa
                            Holdings Limited (11/20/05)

Exhibit    10.3(1)          $50,000 Promissory Note with Jenadosa
                            Holdings Limited (2/14/06)


Exhibit    10.4(2)          $5,000 Promissory Note with Jenadosa
                            Holdings Limited (8/21/06)

Exhibit    10.5(2)          Trademark Licensing Agreement


Exhibit 23.1* Consent of Moore & Associates Chartered, Independent Public Accountants

Exhibit    23.2*            Consent of David M. Loev, Attorney at Law
                            (included in Exhibit 5.1)

*     Filed as an exhibit to this Form SB-2 Registration Statement.

(1) Filed as exhibits to our Form SB-2 Registration Statement filed with the Commission on August 1, 2006 and incorporated herein by reference.


(2) Filed as exhibits to our amended Form SB-2 Registration Statement filed with the Commission on September 20, 2006 and incorporated herein by reference.


ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


     7. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     8. That, for the purpose of determining liability under the Securities Act to any purchaser:

          a).  If the  small  business  issuer  is  relying  on  Rule  430B:

               1. Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               2. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          b).  If the  small  business  issuer  is  subject  to  Rule  430C:

               Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Walnut Creek, California, October 11, 2006.

NANO HOLDINGS INTERNATIONAL, INC.

By: /s/ David Rector
-------------------------------------
David Rector, Chief Executive Officer and
Chief Financial Officer (Principal Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ David Rector
------------------------------------------
David Rector, Chief Executive Officer, President,
Chief Financial Officer (Principal Accounting Officer),
Treasurer,  Secretary and Director

October 11, 2006